Exhibit 23




                              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1998 on the financial statements of Gulf Power Company, included in this Form 8-K, into Gulf Power Company's previously filed Registration Statement File Nos. 33-50165 and 333-42033.




/s/Arthur Andersen LLP
   Atlanta, Georgia
   February 26, 1998